Exhibit 23.6

[Letterhead of Pincock, Allen & Holt]

CONSENT OF PINCOCK, ALLEN & HOLT

The undersigned, Pincock, Allen & Holt, hereby states as follows:

Our firm assisted with technical studies, completed in 2003 (collectively, the “2003 Technical Studies”), concerning mineralized material contained in the Guadalupe de los Reyes and Yellow Pine properties, for Vista Gold Corp. (the “Company”), portions of which are summarized under the captions “Item 2. Properties — Guadalupe de los Reyes — Geology” and “Item 2. Properties — Yellow Pine — Geology” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2003 Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Pincock, Allen & Holt

By:	/S/ RAUL H. BORRASTERO
	Name:	Raul H. Borrastero, C.P.G.
	Title:	Senior Geologist

Date: October 13, 2004